Exhibit 99(a)

NEW YORK COMMUNITY BANCORP, INC.

RAISES ITS PROJECTED 2004 DILUTED EPS TO $2.90 – $2.94,

REFLECTING THE PREVIOUSLY ANNOUNCED FOLLOW-ON OFFERING OF COMMON STOCK

WESTBURY, N.Y. -- (BUSINESS WIRE) -- JAN. 26, 2004 --

THE OFFERING IS ALSO EXPECTED TO BE 40% ACCRETIVE

TO TANGIBLE BOOK VALUE PER SHARE

New York Community Bancorp, Inc. (NYSE: NYB) announced this evening that it is raising its diluted earnings per share projections for 2004 to reflect the proposed issuance and sale of approximately 10 million shares of its common stock in a follow-on offering underwritten by Bear Stearns. The offering, which is expected to generate proceeds of approximately $400.0 million for general corporate purposes, is also expected to be immediately accretive to the Company’s diluted earnings per share and 40% accretive to its tangible book value per share.

As a result of the offering, the Company has raised its diluted earnings per share estimate for 2004 to a range of $2.90 to $2.94. At the high end of the range, the Company’s 2004 diluted earnings per share are expected to be approximately 34% higher than its 2003 diluted earnings per share of $2.20. Effective February 17, 2004, when the Company will issue a 33-1/3% stock dividend pursuant to a 4-for-3 stock split, the 2004 estimate will adjust to a range of $2.17 to $2.20.

This press release does not constitute an offer to sell or a solicitation of an offer to buy the securities described herein, nor shall there be any sale of these securities in any jurisdiction in which such an offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. The offering may only be made by means of a prospectus and a related prospectus supplement, copies of which may be obtained from Bear Stearns at 383 Madison Avenue, New York, New York 10179, ATTN: Prospectus Dept.

New York Community Bancorp, Inc. is the $23.4 billion holding company for New York Community Bank and the third largest thrift in the nation, based on current market capitalization. The Company currently serves its customers through a network of 139 banking offices in New York City, Long Island, Westchester County, and New Jersey, and operates through seven divisions: Queens County Savings Bank, Roslyn Savings Bank, Richmond County Savings

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New York Community Bancorp, Inc. Raises Its 2004 Diluted EPS Estimates

Bank, Roosevelt Savings Bank, CFS Bank, First Savings Bank of New Jersey, and Ironbound Bank. In addition to operating the largest supermarket banking franchise in the New York metro region, with 52 in-store branches, the Bank is one of the leading producers of multi-family loans in New York City. Additional information about the Company and its financial performance is available at www.myNYCB.com.

Forward-looking Statements and Associated Risk Factors

This release, and other written materials and statements the Company may issue, may contain certain forward-looking statements regarding its prospective performance and strategies within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and is including this statement for purposes of said safe harbor provisions.

Forward-looking statements, which are based on certain assumptions and describe future plans, strategies, and expectations of the Company, are generally identified by use of the words “plan,” “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project,” or other similar expressions. The Company’s ability to predict results or the actual effects of its plans and strategies, including its recent merger with Roslyn Bancorp, is inherently uncertain. Accordingly, actual results may differ materially from anticipated results.

The following factors, among others, could cause the actual results of the merger to differ materially from the expectations stated in this release: the ability to successfully integrate the companies following the merger, including the retention of key personnel; the ability to effect the proposed balance sheet restructuring; the ability to fully realize the expected cost savings and revenues; and the ability to realize the expected cost savings and revenues on a timely basis. Additional factors that could have a material adverse effect on the operations of the Company and its subsidiaries include, but are not limited to, changes in general economic conditions; interest rates, deposit flows, loan demand, real estate values, competition, and demand for financial services and loan, deposit, and investment products in the Company’s local markets; changes in the quality or composition of the loan or investment portfolios; changes in accounting principles, policies, or guidelines; changes in legislation and regulation; changes in the monetary and fiscal policies of the U.S. Government, including policies of the U.S. Treasury and the Federal Reserve Board; war or terrorist activities; and other economic, competitive, governmental, regulatory, geopolitical, and technological factors affecting the Company’s operations, pricing, and services. Specific factors that could cause future results to vary from current management expectations are detailed from time to time in the Company’s SEC filings, which are available at the Company’s web site, www.myNYCB.com.

Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. Except as required by applicable law or regulation, the Company undertakes no obligation to update these forward-looking statements to reflect events or circumstances that occur after the date on which such statements were made.

Contact:	Investor Relations

Ilene A. Angarola, (516) 683-4420

Source:	New York Community Bancorp, Inc.